UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 20, 2004

BOSTONFED BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13936	52-1940834
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

17 New England Executive Park, Burlington, Massachusetts 01803
(Address of principal executive offices)

(781) 273-0300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Item 5. Other Events.

     On June 20, 2004, Banknorth Group, Inc. (“Banknorth”) and BostonFed Bancorp, Inc. (the “Company”), the holding company for Boston Federal Savings Bank (“Boston Federal”), entered into an Agreement and Plan of Merger (the “Agreement”), which sets forth the terms and conditions pursuant to which the Company will merge with and into Banknorth. Pursuant to the Agreement, the Company’s stockholders will have the right to receive, at the election of the holder, either 1.241 shares of Banknorth common stock for each share of the Company common stock held, or 1.055 shares of Banknorth common stock for each share of the Company common stock held and $6.12 in cash in exchange for each share of the Company’s stock, subject to adjustment under certain circumstances as described in the Agreement. Under the terms of the Agreement, the Company will merge with and into Banknorth and Boston Federal will merge with and into Banknorth, NA. Banknorth and Banknorth, NA will be the surviving entities.

     The transaction is subject to several conditions, including the receipt of regulatory approvals and the approval of the stockholders of the Company. The merger is currently expected to be consummated in early 2005.

     The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 to this Form 8-K and which is incorporated herein by reference in its entirety.

     A press release announcing the transaction was issued on June 21, 2004, a copy of which is filed as Exhibit 99.1 to this Form 8-K and which is incorporated herein by reference in its entirety.

Item 7. Financial Statements and Exhibits.

Exhibit 2.1	Agreement and Plan of Merger by and among
Banknorth Group, Inc. and BostonFed Bancorp, Inc.
dated June 20, 2004.

Exhibit 10.1	Form of Shareholder Agreement between each
director of BostonFed Bancorp, Inc. and Banknorth
Group, Inc. (included as Exhibit A to Exhibit 2.1).

Exhibit 99.1	Press Release dated June 21, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTONFED BANCORP, INC.

Dated:	June 22, 2004	By:	/s/ John Simas
John Simas
Executive Vice President,
Chief Financial Officer and
Corporate Secretary